IntraLinks Appoints Derek Irwin Chief Financial Officer

New York, NY, September, 2012 – IntraLinks (NYSE: IL), a leading, global technology provider of inter-enterprise content management and collaboration solutions, today announced the appointment of Derek Irwin as the company's chief financial officer effective as of September 17, 2012.

Mr. Irwin joins IntraLinks with 24 years of financial and operating management experience, and will come to us after serving as chief financial officer of DoubleVerify. Previously, Mr. Irwin served as executive vice president and chief financial officer at HIT Entertainment, a children’s entertainment company acquired by Mattel, Inc. in 2012. Prior to joining HIT Entertainment, Mr. Irwin was part of The Nielsen Company, a marketing and media information company, last serving as senior vice president and chief financial officer for the Global Media Client Services division. Prior to that he served as vice president of transformation for The Nielsen Company, and chief financial officer for the Nielsen Business Media division. Prior to joining The Nielsen Company, he held senior level financial positions at Ziff Davis Holdings, online job site Monster Worldwide Inc., and Major League Baseball. He started his career as a senior auditor with Ernst & Young. Mr. Irwin, who is a CPA, also serves as a director and chairman of the audit committee of TheStreet, Inc.

“Derek’s extensive experience as a senior finance executive across a variety of notable companies, including media companies, as well as his proven record of developing and implementing financial and operational controls that improve financial performance, make him an excellent addition to the IntraLinks management team,” said Ron Hovsepian, president and CEO of IntraLinks.

Mr. Irwin replaces Anthony Plesner, who stepped down as chief financial officer and chief administrative officer effective as of September 1, 2012. Mr. Plesner has agreed to continue to advise the company on a consulting basis through June 30, 2013. Mr. Hovsepian added, “On behalf of IntraLinks and its board of directors, I want to thank Tony for his many contributions from the pre-IPO period to the present. He provided valuable financial guidance and business leadership over the years, laying a strong foundation for IntraLinks’ future.”

About IntraLinks

IntraLinks Holdings, Inc. (NYSE: IL) is a leading, global technology provider of inter-enterprise content management and collaboration solutions. Through innovative Software-as-a-Service solutions, IntraLinks solutions are designed to enable the exchange, control, and management of information between organizations securely and compliantly when working through the firewall. More than 2 million professionals at 800 of the Fortune 1000 companies depend on IntraLinks' experience. With a track record of enabling high-stakes transactions and business collaborations valued at more than $19 trillion, IntraLinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration solutions. For more information, visit www.intralinks.com.

Forward Looking Statements

The forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are express or implied statements that are not based on historical information and include, among other things, statements concerning Mr. Irwin’s employment with IntraLinks and IntraLinks’ plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control and could cause actual results to differ materially from those contemplated in these forward-looking statements. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. As such, IntraLinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For a detailed list of the factors and risks that could affect IntraLinks’ financial results, please refer to IntraLinks public filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its Annual Report on Form 10-K for the year-ended December 31, 2011 and subsequent quarterly reports.

Trademarks and Copyright

“IntraLinks” and IntraLinks’ stylized logo are the registered trademarks of IntraLinks, Inc. This press release may also refer to trade names and trademarks of other organizations without reference to their status as registered trademarks. © 2012. All rights reserved.